UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

Date of Report:   September 28, 2009

(Date of earliest event reported)

INSWEB CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	0-26083	94-3220749
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification Number)

11290 Pyrites Way, Suite 200

Gold River, California 95670

(Address of principal executive offices)

(916) 853-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 28, 2009, the Compensation Committee of the Board of Directors (the “Committee”) of InsWeb Corporation approved a plan granting options to InsWeb’s executive officers. Hussein Enan (CEO) was granted the option to purchase 95,000 shares of common stock; Kiran Rasaretnam (CFO) was granted the option to purchase 20,000 shares of common stock; Steve Yasuda (Chief Accounting Officer) was granted an option to purchase 10,000 shares of common stock; and L. Eric Loewe (SVP, General Counsel and Secretary) was granted the option to purchase 20,000 shares of common stock. All of the options are fully vested and have an exercise price equal to the closing price on the date of grant.

Additionally, the Committee recommended, and the Board approved, a resolution accelerating the vesting on all non-performance based options granted in March 2009.

Item 8.01.                      OTHER EVENTS

On September 29, 2009, InsWeb Corporation issued a press release announcing the completion of the build-out of key technology initiatives and a reduction in force. A copy of the press release is attached as Exhibit 99.1.

 Item 9.01                      FINANCIAL STATEMENTS AND EXHIBITS.

             Exhibit No.99.1                                           Press release issued by InsWeb Corporation dated September 29, 2009

SIGNATURE

In accordance with the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 30, 2009	INSWEB CORPORATION
(Registrant)

/s/ Kiran Rasaretnam
Kiran Rasaretnam
Chief Financial Officer